Exhibit 99.1

BOOMER VENTURES, INC.

SUBSCRIPTION AGREEMENT

("Agreement")

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF CERTAIN STATES AS APPROPRIATE.

Boomer Ventures, Inc.

[For Purchase of Common Stock]

Ladies and Gentlemen:

The undersigned ("Subscriber") desires to subscribe for and purchase shares of common stock, $.001 par value per share (“Common Stock;” collectively, the “Shares”) to be issued by Boomer Ventures, Inc., a Nevada corporation (the "Company”).  Accordingly, Subscriber hereby agrees as follows:

1. Subscription.  Subscriber hereby subscribes for and agrees to purchase from the Company the number of Shares as set forth on the Signature Page attached to this Agreement, in consideration of the subscription amount set forth on the Signature Page.

2. Purchase Procedure.  Subscriber acknowledges that, in order to subscribe for the Shares, Subscriber must, and Subscriber does hereby, deliver to the Company:

2.1    One (1) executed counterpart of the Signature Page attached to this Agreement; and

2.2    A check, subject to collection, in the amount set forth on the Signature Page representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of “Boomer Ventures, Inc.” or such other consideration as shall be set forth on the Signature Page.

3. Representations of Subscriber.  By executing this Agreement, Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1    Subscriber has all requisite power and authority to enter into this Agreement and to carry out the provisions hereof.

3.2    Subscriber represents that Subscriber satisfies the definition of “accredited investor” as set forth in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”) (a copy of such definition is set forth in Appendix A attached hereto).

  3.3    Subscriber understands that (i) the Shares (the “Securities”) have not been registered under the Securities Act or any applicable state securities law; (ii) Subscriber cannot sell any Securities unless they are registered under the Securities Act and any applicable state or foreign securities laws or unless exemptions from such registration requirements are available, (iii) a legend will be placed on the certificates evidencing the Securities stating that the Securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales thereof, (iv) the Company will place stop transfer instructions against the Securities, and (v) the Company has no obligation to register the Securities or assist Subscriber in obtaining an exemption from the various registration requirements.

3.4    Subscriber (i) is acquiring the Securities solely for Subscriber's own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities, to any other person; and (iii) agrees not to sell, assign, encumber or transfer all or any part of the Securities (except a transfer upon his death, incapacity or bankruptcy or a transfer without consideration to his spouse and/or children and/or a trust for the benefit of such family members) until such securities are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from any such registration is available as evidenced by an opinion of counsel acceptable to the Company to the effect that such transfer or assignment (i) may be effected without registration of the Securities under the Securities Act; and (ii) does not violate any applicable Federal or state securities laws.

3.5    Subscriber represents that the Company has made available to Subscriber all information which Subscriber deemed material to making an informed investment decision in connection with his, her or its purchase of the Securities. Subscriber acknowledges that Subscriber has received and carefully read in their entirety (i) this Subscription Agreement, and all information necessary to verify the accuracy and completeness of the Company's representations, warranties and covenants made herein; (ii) a prospectus for the Company, dated _________, , and (iii) written (or verbal) answers to all questions Subscriber submitted to the Company regarding an investment in the Company; and Subscriber has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus.  Subscriber acknowledges that the Company has made available to the Subscriber the opportunity to ask questions of, and receive answers from the Company, its officers, directors and other persons acting on its behalf, including ________________, President and Chief Executive Officer of the Company, concerning the terms and conditions of Subscriber’s purchase and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information disclosed to Subscriber.  Subscriber represents that no statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the information disclosed to Subscriber.

3.6    Subscriber is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Subscriber to obtain information from the Company in order to evaluate the merits and risks of this investment.

3.7    Subscriber understands that an investment in the Securities involves substantial risks and Subscriber recognizes and understands the risks relating to the purchase of the Securities.

3.8    Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Company.

3.9    Subscriber understands that (i) the offering contemplated hereby has not been reviewed by any Federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) or other jurisdiction the offering contemplated hereby will be submitted to the appropriate authorities of such state(s) or other jurisdiction for registration or exemption therefrom; and (iii) subscription documents used in connection with this offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Shares for investment.

3.10    Subscriber is aware no market exists for the Shares and that none may develop.  Subscriber has adequate means of providing for Subscriber’s current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of his, her or its entire investment.

  3.11    Subscriber (i) is a citizen or resident of the state of residence shown on the Agreement’s Subscriber Signature Page; (ii) if a natural person, is at least 21 years of age; (iii) has adequate means of providing for his or its current needs and personal contingencies; (iv) has no need for liquidity in his, her or its investment in the Securities; and (v) maintains his, her or its domicile (and is not a transient or temporary resident) at the address shown below.

3.12    All information that Subscriber has provided the Company concerning Subscriber, Subscriber's financial position and Subscriber's knowledge of financial and business matters is correct and complete as of the date hereof.  The Subscriber agrees that financial and other information concerning Subscriber may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company.  Subscriber further agrees, if requested by the Company or its authorized representative, to provide bank references or other confirming information concerning Subscriber's financial information as may be reasonably requested by the Company.

3.13    Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company is engaged and intends to engage and recognizes and understands all of the risks relating to the purchase of the Securities and has determined that an investment in the Company is consistent with Subscriber's investment objectives and income prospects.

3.14    Subscriber understands that the total amount of funds tendered to purchase the Securities are unsecured and are placed at the risk of the business and may be completely lost.

3.15    Subscriber’s overall commitment to investments, including Subscriber’s investment in the Company, which are not readily marketable, is not disproportionate to Subscriber’s net worth, and Subscriber’s investment in the securities described herein will not cause such overall commitment to become excessive. Subscriber understands that the statutory basis on which such Securities are being offered, sold and/or issued to the Subscriber would not be available if Subscriber’s present intention were to hold such securities for a fixed period of time or until the occurrence of a certain event. Subscriber realizes that, in the view of the Securities and Exchange Commission (“SEC”), a purchase of such securities now, with a present intention to resell by reason of a foreseeable specific contingency or any anticipated change in the market value of such securities, or in the condition of the Company or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by Subscriber for the acquisition of such securities, and for which such securities may be pledged as a security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, constitute a purchase with an intention inconsistent with Subscriber’s representations to the Company and the SEC would then regard such purchase as a purchase for which the exemption from registration under the Securities Act relied upon by the Company in connection herewith is not available.

3.16    Subscriber acknowledges that the Company has the unconditional right to accept or reject this subscription, in whole or in part.  The Company will notify Subscriber whether this subscription is accepted or rejected.  If such subscription is rejected, payment will be returned to Subscriber.

3.17    If Subscriber is a corporation, trust, partnership or other entity that is not a natural person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

3.18    If Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents, and such other person or entity fulfills all the requirements for purchase of the Securities as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, Subscriber will provide true, complete and current copies of all relevant documents creating Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

3.19    Subscriber recognizes that the Company may seek to raise additional operating capital through a variety of sources, and that although the Company may undertake one or more public or private offerings of its shares of Common Stock or other securities, there can be no assurance that any such offering will be made or, if made, that it will be successful.

4. Indemnification.  Subscriber hereby agrees to indemnify and hold harmless the Company and the Company's officers, directors, employees, attorneys, agents and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of the Subscriber's failure to fulfill any of the terms and conditions of this Agreement or by reason of Subscriber's breach of any of his representations and warranties contained herein.  This Agreement and the representations and warranties contained herein shall be binding upon Subscriber's heirs, executors, administrators, representatives, successors and assigns.  THE COMPANY AND SUBSCRIBER HAVE BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND THEREBY UNENFORCEABLE IN SOME STATES.

5. Arbitration Agreement.

5.1    Subscriber represents, warrants and covenants that any controversy or claim brought directly, derivatively or in a representative capacity by him in his capacity as a present or former security holder, whether against the Company, in the name of the Company or otherwise, arising out of or relating to any acts or omissions of the Company, or any security holder or any of their officers, directors, agents, attorneys, affiliates, associates, employees or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of the Shares) shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Any controversy or claim brought by the Company against Subscriber, whether in his capacity as present or former security holder of the Company or against any of Subscriber's officers, directors, agents, affiliates, associates, employees or controlling persons, shall also be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof.  In arbitration proceedings under this Section 5, the parties shall be entitled to any and all remedies that would be available in the absence of this Section 5 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable.  This Section 5 shall apply, without limitation, to actions arising in connection with the offer and sale of the Securities contemplated by this Agreement under any Federal or state securities laws.

5.2    The arbitration of any dispute pursuant to this Section 5 shall be held in Washington, D.C.

5.3    Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section 5, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

5.4    This Section 5 is intended to benefit the security holders, agents, attorneys, affiliates, associates, employees and controlling persons of the Company, each of whom shall be deemed to be a third party beneficiary of this Section 5, and each of whom may enforce this Section 5 to the full extent that the Company could do so if a controversy or claim were brought against it.

5.5    Subscriber acknowledges that this Section 5 limits a number of Subscriber's rights, including without limitation (i) the right to have claims resolved in a court of law and before a jury; (ii) certain discovery rights; and (iii) the right to repeal any decision.

  5.6     Please note that: (i) arbitration is final and binding on the parties;  (ii) the parties are waiving their rights to seek remedies in court, including the right to jury trial; (iii) pre-arbitration discovery is generally more limited than and different from court proceedings;  (iv) the arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited;  (v) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry; (vi) no person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (a) the class certification is denied; or (b) the class is decertified; or (c) the customer is excluded from the class by the court.  Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

6. Governing Law.  The validity and construction of this Agreement and all matters pertaining hereto are to be determined in accordance with the laws of the State of Delaware without reference to the conflicts of laws of that state.

7. Execution in Counterparts.  This Agreement may be executed in one or more counterparts.

8. Persons Bound.  This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on Subscriber and his respective heirs, executors, administrators, successors and assigns.

9. Notices.  Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be: if to the Subscriber, to the address and facsimile number set forth on the Signature Page hereof; if to the Company, ____________________, attention: Chief Executive Officer.

10. Entire Agreement.  This Agreement, when accepted by the Company, will constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.  This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto.  No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

11. Headings.  The headings of this Agreement are for convenience of reference only and are not part of this Agreement.

12. Assignability.  Subscriber acknowledges that Subscriber may not assign any of Subscriber’s rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

13. Interpretation.  When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

14. CERTIFICATION.  THE SUBSCRIBER CERTIFIES THAT THE SUBSCRIBER HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

SUBSCRIBER SIGNATURE PAGE

The undersigned, desiring to subscribe for Shares of Boomer Ventures, Inc. (the "Company"), as set forth below, acknowledges that the undersigned has received and understands the terms and conditions of the Subscription Agreement attached hereto and that the undersigned does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares Subscribed for hereby:

Total Amount of Subscription:	$

Exact name(s) of Subscriber(s):

Signature of Subscriber(s)*:

State of Residence:

*If Subscriber is an association, corporation, partnership or trust enter the name and title of the person authorized to bind the Subscriber:

PLEASE ATTACH CERTIFIED COPY OF AUTHORIZING DOCUMENTS.

In addition, if Subscriber is a corporation and has a corporate seal, the corporate seal should be affixed:

[SEAL]

Date:
Residence or Mailing Address:
Telephone Numbers (include Area Code) Business: (___) ___-____ Home: (___) ___-___
Facsimile Number (include Area Code) (___) ___-____
Social Security or Taxpayer
Identification Number(s):
Mailing Address for Correspondence
from the Company:

The foregoing subscription is accepted by Boomer Ventures, Inc., to the extent of $__________ this _____ day of ____________, 20__.

BOOMER VENTURES, INC.

By:
Name:
Title:

Appendix A

INVESTOR SUITABILITY STANDARDS

A purchase of the Shares pursuant to the Subscription Agreement involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.  The offer, offer for sale, and sale of the Shares is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder (“Regulation D”) or another exemption thereunder and is intended to be exempt from the registration requirements of applicable state securities laws.

Rule 501(a) of Regulation D defines an “accredited investor” as any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)    Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)    Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)    Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose or acquiring the securities offered, with total assets in excess of $5,000,000;

(4)    Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

(5)    Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (excluding personal property);

(6)    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)    Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

(8)    Any entity in which all of the equity owners are accredited investors.